LaSalle Bank National Association     Call Date:       6/30/2005             ST-BK:  17-1520
Chicago, IL  60603                                                           CERT:  15407                             EXHIBIT
                                                                                                                            7
Transmitted to Fidelity as 0034729 on 07/29/005

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for June 30, 2005

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                Dollar Amounts in Thousands
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ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):        RCFD
     a. Noninterest-bearing balances and currency and coin (1)                       0081                 2,229,087
     b. Interest-bearing balances (2)                                                0071                    10,729
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)                   1754                    51,616
     b. Available-for-sale securities (from Schedule RC-B, column D)                 1773                20,599,408
  3. Federal funds sold and securities purchased under agreements to resell
     a. Federal funds sold in domestic offices                                       B987                   316,355
     b. Securitites purchased under agreements to resell (3)                         B989                   165,943
  4. Loans and lease financing receivables (from schedule RC-C)
     a. Loans and leases held for sale                                               5369                 1,913,918
     b. Loans and leases, net of unearned income     B528         42,909,034
     c. LESS: Allowance for loan and lease losses    3123            666,554
     d. Loans and leases, net of unearned income and
         allowance (item 4.b minus 4.c)                                              B529                42,242,480
  5. Trading assets (from Schedule RC-D)                                             3545                 1,862,146
  6. Premises and fixed assets (including capitalized leases)                        2145                   245,605
  7. Other real estate owned (from Schedule RC-M)                                    2150                    17,138
  8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)                                                                  2130                         0
  9. Not applicable.
 10. Intangible assets
     a. Goodwill                                                                     3163                   165,599
     b. Other Intangible assets (from Schedule RC-M)                                 0426                         0
 11. Other assets (from Schedule RC-F)                                               2160                 3,146,505
 12. Total assets (sum of items 1 through 11)                                        2170                72,966,529

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
(3) Includes all securites resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank National Association       Call Date:  6/30/2005             ST-BK:  17-1520
Chicago, IL  60603                                                           CERT:  15407

Transmitted to Fidelity as 0034729 on 07/29/005

Schedule RC - Continued
                                                                                                Dollar Amounts in Thousands
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LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of                                        RCON
         columns A and C from Schedule RC-E, part I)                                 2200                34,170,104
                                                     RCON
         (1) Noninterest-bearing (1)                 6631          7,231,037
         (2) Interest-bearing                        6636         26,939,067
                                                                                     RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II)                                                     2200                 9,613,111
                                                     RCFN
         (1) Noninterest-bearing                     6631                  0
         (2) Interest-bearing                        6636          8,758,982
                                                                   9,613,111         RCON
 14. Federal funds purchased and securities sold under agreements to repurchase:
     a. Federal funds purchased in domestic offices (2)                              B993                 3,880,981
                                                                                     RCFD
     b. Securities sold under agreements to repurchase (3)                           B995                 1,882,664
 15. Trading liabilities (from Schedule RC-D)                                        3548                   375,453

 16. Other borrowed money (includes mortgage indebtedness and obligations under      3190                11,938,091
     capitalized leases): From schedule RC-M

 17. Not applicable.
 18. Not applicable.
 19. Subordinated notes and debentures (4)                                           3200                   540,000
 20. Other liabilities (from Schedule RC-G)                                          2930                 3,509,032
 21. Total liabilities (sum of items 13 through 20)                                  2948                65,909,436
 22. Minority Interest in consolidated subsidiaries                                  3000                    63,441

EQUITY CAPITAL
                                                                                     RCFD
 23. Perpetual preferred stock and related surplus                                   3838                   500,000
 24. Common stock                                                                    3230                    41,234
 25. Surplus (exclude all surplus related to preferred stock)                        3839                 2,010,375
 26. a.Retained Earnings                                                             3632                 4,208,586
     b. Accumulated Other Comprehensive income.(5)                                   B530                   233,457
 27. Other Equity capital components (6)                                             A130                         0
 28. Total equity capital (sum of items 23 through 27)                               3210                 6,993,652
 29. Total liabilities, minority interest, and equity capital                        3300                72,966,529
     (sum of items 21, 22, 28)

Memorandum
To be reported only with the March Report of Condition.
  1. Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by         RCFD             Number
     independent external auditors as of any date during 2004                        6724               N/A

1 =  Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank conducted in accordance with
     with generally accepted auditing standards by a certified         generally accepted auditing standards by a certified public
     public accounting firm which submits a report on the bank         accounting firm. (may be required by state chartering authority)
2 =  Independent audit of the bank's parent holding company
     conducted in accordance with generally accepted auditing      5 = Directors' examination of the bank performed by other
     standards by a certified public accounting firm which             external auditors (may be required by state chartering
     submits a report on the consolidated holding company (but         authority)
     not on the bank separately)                                   6 = Review of the bank's financial statements by external
3 =  Attestation on bank management's assertion on the effectiveness   auditors
      of the banks internal control over financial reporting by a  7 = Compilation of the bank's financial statements by
     certified public accounting firm.                                 external auditors
                                                                   8 = Other audit procedures (excluding tax preparation work)
                                                                   9 = No external audit work

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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.